UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2016

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2016, Biostage, Inc. (“Biostage” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the sale by the Company of 2,836,880 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $1.7625 per share. Concurrently with the sale of the Common Shares, pursuant to the Purchase Agreement the Company also sold warrants to purchase 1,418,440 shares of Common Stock (the “Warrants”). The aggregate gross proceeds for the sale of the Common Shares and Warrants will be approximately $5.0 million.  Subject to certain ownership limitations, the Warrants will be initially exercisable commencing six months from the issuance date at an exercise price equal to $1.7625 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the initial exercise date. The closing of the sales of these securities under the Purchase Agreement is expected to occur on May 19, 2016.

The net proceeds to the Company from the transactions, after deducting the placement agent’s fees and expenses (not including the Wainwright Warrants, as defined below), the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $4.5 million. The Company intends to use the net proceeds from the transactions for general corporate purposes, including research and development and advancing Biostage’s CellframeTM technology toward a targeted filing in late 2016 of an IND application with the FDA to initiate clinical trials for the Company’s Cellspan™ esophageal implants.

The Common Shares (but not the Warrants or shares issuable upon exercise of the Warrant) were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2014 and subsequently declared effective on December 29, 2014 (File No. 333-200926) (the “Registration Statement”), and the base prospectus dated as of December 29, 2014 contained therein. The Company will file a prospectus supplement with the SEC in connection with the sale of the Common Shares.

The Warrants and the shares issuable upon exercise of the Warrants are being sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Company also entered into an engagement letter (the “Engagement Letter”) H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the issuance and sale of the Common Shares and Warrants. The Company has agreed to pay Wainwright an aggregate fee equal to 7% of the gross proceeds received by the Company from the sale of the securities in the transactions. Pursuant to the Engagement Letter, the Company also agreed to grant to Wainwright or its designees warrants to purchase up to 5% of the aggregate number of shares sold in the transactions (the “Wainwright Warrants”). The Engagement Letter has twelve month tail and right of first offer periods, indemnity and other customary provisions for transactions of this nature. The Wainwright Warrants have substantially the same terms as the Warrants. The Wainwright Warrants and the shares issuable upon exercise of the Wainwright Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Company will also pay Wainwright a reimbursement for out of pocket expenses in connection with marketing the transaction in the amount of up to $10,000 and a reimbursement for legal fees and expenses of the placement agent in the amount of $50,000.

The forms of the Purchase Agreement and the Warrant, as well as the Engagement Letter are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On December 15, 2015, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provided that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital was committed to purchase up to an aggregate of $15.0 million of shares of the Company’s common stock over the 30-month term of the Purchase Agreement. On May 16, 2016, the Company provided notice to Aspire Capital electing to terminate the Purchase Agreement effective as of May 17, 2016.  By its terms, the Purchase Agreement could be terminated by the Company at any time, at its discretion, without any penalty or cost to the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Warrants and the Wainwright Warrants is hereby incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On May 16 2016, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Items 8.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
4.1	Form of Warrant
5.1	Legal Opinion of Burns & Levinson LLP
10.1	Form of Securities Purchase Agreement
10.2	Engagement Letter between Biostage, Inc. and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, dated as of May 15, 2016
99.1	Press Release issued by Biostage, Inc. on May 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

May 16, 2016	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Form of Warrant
5.1	Legal Opinion of Burns & Levinson LLP
10.1	Form of Securities Purchase Agreement
10.2	Engagement Letter between Biostage, Inc. and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, dated as of May 15, 2016
99.1	Press Release issued by Biostage, Inc. on May 16, 2016